                                   Combined

                                                                    Exhibit 12.1

COMBINED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                December 31,
                                       March 31,  ----------------------------------------------------------------------
                                         1997          1996           1995         1994          1993          1992
                                         ----          ----           ----         ----          ----          ----
Income (loss) before taxes             2,882,000     (501,000)     4,659,000     4,760,000     1,154,000     2,050,000

Add interest expense                      38,000      149,000         56,000        88,000       154,000       105,000

Add 1/3 rental expense                       -            -              -             -             -             -

                                      ----------------------------------------------------------------------------------
Earnings before fixed charges          2,920,000     (352,000)     4,715,000     4,848,000     1,308,000     2,155,000
                                      ==================================================================================

Interest expense                          38,000      149,000         56,000        88,000       154,000       105,000

Add interest on rental expense               -            -              -             -             -             -
                                      ----------------------------------------------------------------------------------
Fixed charges                             38,000      149,000         56,000        88,000       154,000       105,000
                                      ==================================================================================
                                      ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges         76.84       (a)             84.20         55.09          8.49         20.52
                                      ==================================================================================

(a) Earnings were insufficient to cover fixed charges by $501,000.

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